Exhibit 99.1

NewsRelease
60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810                                                                                   TEL. 800-522-4321        FAX: 978-474-9204

DYNAMICS RESEARCH CORPORATION
REPORTS THIRD QUARTER 2007 RESULTS
Andover, Mass.— October 31, 2007—Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative engineering, technical and information technology services and solutions to federal and state governments today announced operating results for the third quarter ended September 30, 2007.

Financial Results

The Company reported revenue of $58.3 million for the third quarter of 2007, compared with $63.2 million for the same period in 2006.  Revenues for the third quarter of 2006 included approximately $7 million of subcontractor revenue, which is not reflected in results for the third quarter of this year as a result of the recent transition to the USAF Consolidated Acquisition and Professional Services (CAPS) contract.  Absent the effect of this transition, revenues for the third quarter of this year grew by 4.0 percent on a year-over-year comparison.  Net income was $1.9 million, or $0.20 per diluted share, for the third quarter of 2007 compared with $0.9 million, or $0.10 per diluted share, for the same period a year ago.

For the nine months ended September 30, 2007 revenue was $173.1 million, compared with $198.7 million for the same period in 2006.  Lower subcontractor revenues related to the transition to the CAPS contract and the completion of the Air National Guard contract in May 2006 accounted for $21 million and $6 million, respectively, of the change in revenue from 2006 to 2007.  Net income was $4.6 million, or $0.47 per diluted share, for the nine months ended September 30, 2007, compared with $2.6 million, or $0.26 per diluted share, for the first nine months of 2006, before the effect of an accounting change.

Business Highlights

“We’re pleased with our continued progressive improvement in revenue and earnings growth, resulting from a strong flow of new contract wins and indirect cost reductions taken over the past year. While we are pleased with the progress we have made, we are now looking to build further on the strength of our improving financial results.  With the objective to improve organic growth, we have focused our business development activities on selected federal market opportunities, which will be 2008 spending priorities for our customers.   Nevertheless, we remain cautious in our outlook due to continued federal spending constraints and uncertainties,” said Jim Regan, DRC’s chairman and chief executive officer.

Company Guidance

For the fourth quarter of 2007 the Company anticipates revenues in the range of $55 to $58 million and earnings per diluted share of $0.20 to $0.23.  The Company estimates revenues for the calendar year 2007 to be in the range of $228 to $231 million and earnings per diluted share to be in the range of $0.68 to $0.70.

Conference Call

The Company will conduct a third quarter 2007 conference call on Thursday, November 1, 2007 at 11:00 a.m. ET.  The call will be available via telephone at (800) 500-3170, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888) 203-1112, passcode #4644659, beginningat 2:00 p.m. ET November 1, 2007 through 11:59 p.m. ET November 8, 2007.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs. DRC offers forward-thinking solutions backed by a history of excellence and customer satisfaction. Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts; Vienna, Virginia; and Fairborn, Ohio. For more information please visit our website at http://www.drc.com.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC. The Company assumes no obligation to update any forward-looking information.

CONTACTS:                      Investors:  David Keleher                                                                           Media:   Duyen “Jen” Truong, Sage Communications (for DRC)
SVP and Chief Financial Officer                                                             703.584.5645
978.289.1615
dkeleher@drc.com                                                                                 duyent@aboutsage.com

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2007	2006
Contract revenue	$57,180	$61,547
Product sales	1,148	1,614
Total revenue	58,328	63,161

Cost of contract revenue	47,808	53,756
Cost of product sales	1,212	1,217
Selling, general and administrative expenses	5,262	5,559
Amortization of intangible assets	650	702
Total operating costs and expenses	54,932	61,234

Operating income	3,396	1,927
Interest expense, net	(373)	(558)
Other income	323	78
Income before provision for income taxes	3,346	1,447
Provision for income taxes	1,427	526
Net income	$1,919	$921

Earnings per common share
Basic	$0.21	$0.10
Diluted	$0.20	$0.10

Weighted average shares outstanding
Basic	9,354,332	9,133,552
Diluted	9,702,910	9,395,360

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Nine Months Ended
	September 30,
	2007	2006

Contract revenue	$170,122	$194,026
Product sales	2,996	4,626
Total revenue	173,118	198,652

Cost of contract revenue	142,201	169,054
Cost of product sales	3,560	3,771
Selling, general and administrative expenses	16,623	18,228
Amortization of intangible assets	1,951	2,107
Total operating costs and expenses	164,335	193,160

Operating income	8,783	5,492
Interest expense, net	(1,302)	(1,693)
Other income	397	429
Income before provision for income taxes	7,878	4,228
Provision for income taxes	3,322	1,741
Income before cumulative effect of accounting change	4,556	2,487
Cumulative effect of accounting change (1)	-	84
Net income	$4,556	$2,571

Earnings per common share
Basic
Income before cumulative effect of accounting change	$0.49	$0.27
Cumulative effect of accounting change	-	0.01
Net income per common share	$0.49	$0.28

Diluted
Income before cumulative effect of accounting change	$0.47	$0.26
Cumulative effect of accounting change	-	0.01
Net income per common share	$0.47	$0.27

Weighted average shares outstanding
Basic	9,326,367	9,079,601
Diluted	9,644,760	9,424,170

(1) Due to the adoption of SFAS 123R on January 1, 2006.

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	December 31,
	2007	2006
		(Restated) (1)
Assets
Cash and cash equivalents	$1,323	$7,887
Accounts receivable, net	34,676	27,072
Unbilled expenditures and fees on contracts in process	31,496	36,174
Prepaid expenses and other current assets	3,543	2,933
Total current assets	71,038	74,066
Property and equipment, net	10,400	11,509
Goodwill	63,055	63,055
Intangible assets, net	3,720	5,671
Deferred tax asset	1,680	1,507
Other noncurrent assets	3,963	4,044
Total assets	$153,856	$159,852

Liabilities and stockholders' equity
Accounts payable	$13,060	$18,195
Accrued compensation and employee benefits	14,727	14,473
Deferred income taxes	6,748	9,864
Other accrued expenses	4,959	5,201
Total current liabilities	39,494	47,733
Long-term debt	11,748	15,000
Other long-term liabilities	11,634	12,805
Stockholders' equity	90,980	84,314
Total liabilities and stockholders' equity	$153,856	$159,852

(1) The December 31, 2006 balance sheet has been adjusted to correct certain tax liabilities, which resulted in an increase in stockholders' equity of $549, which was more fully described in the Company's first quarter 2007 Form 10-Q filing with the Securities and Exchange Commission.

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
National defense and intelligence agencies	$45,511	$50,579	$135,360	$158,995
Federal civilian agencies	7,921	6,634	23,408	22,983
State and local government agencies	3,522	3,966	10,837	11,236
Other	226	368	517	812
	$57,180	$61,547	$170,122	$194,026

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Time and materials	59%	64%	57%	62%
Cost reimbursable	21	17	22	19
Fixed price, including service-type contracts	20	19	21	19
	100%	100%	100%	100%

Prime contract	54%	67%	55%	68%
Sub-contract	46	33	45	32
	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net cash provided by (used in) operating activities	$2,526	$2,026	$(3,227)	$3,372
Capital expenditures	$445	$492	$1,185	$2,063
Depreciation	$718	$805	$2,294	$2,425
Bookings	$43,705	$60,205	$178,824	$191,992

	September 30,
	2007	2006
Funded backlog	$98,610	$97,911
Employees	1,496	1,541